                                                  AMENDMENT No. 1
                                                      to the
                                               DECLARATION OF TRUST
                                                        of
                                           OPPENHEIMER TRINITY CORE FUND

         This  Amendment  Number 1 is made as of  October  12,  2000 to the  Declaration  of  Trust of  Oppenheimer
Trinity  Core Fund (the  "Trust"),  dated as of May 6,  1999,  by the duly  authorized  individual  executing  this
Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the  Trustees  established  Oppenheimer  Trinity Core Fund as a trust fund under the laws of the
Commonwealth  of  Massachusetts,  for the  investment  and  reinvestment  of  funds  contributed  thereto,  under a
Declaration of Trust dated May 6, 1999;

         WHEREAS,  the  Trustees  of the Trust,  acting  pursuant  to Section 2 of  Article  FOURTH of the  Trust's
Declaration of Trust dated May 6, 1999,  desire to authorize the  establishment and designation of a fifth class of shares of the Trust, and designate such class as Class N shares;

         NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

         Section 3 of Article  FOURTH of the Trust's  Declaration  of Trust is hereby amended by deleting the first paragraph immediately preceding sub-paragraph (a) of said Section 3 and replacing it with the following paragraph:

         "3.   Without  limiting  the  authority  of the  Trustees  set forth in part 1 of this  Article  FOURTH to establish  and designate any further  Series,  the Trustees  hereby divide the single Series of Shares of the Trust having the same name as the Trust  into five  Classes,  designated  Class A, Class B, Class C, Class N and Class Y.
The  Shares  of that  Series  and any  Shares  of any  further  Series  or  Classes  that may from  time to time be established  and  designated by the Trustees  shall (unless the Trustees  otherwise  determine with respect to some further  Series or Classes at the time of  establishing  and  designating  the same)  have the  following  relative rights and preferences:"

Acting  pursuant to Section 12 of ARTICLE  NINTH,  the  undersigned  signs this  amendment  by and on behalf of the
Trustees.

                                                                  Oppenheimer Trinity Core Fund

                                                                  /s/ Katherine Feld
                                                                  Katherine Feld,
                                                                  Assistant Secretary

N1a\Trinity\211\OrgDocs\211_DOT(Oct00-Amend#1_N).doc